                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                  FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     March 6, 1998
                                                   -------------------




                          DALTEX MEDICAL SCIENCES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                       0-14026                   13-3174562
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(State or Other Jurisdiction     (Commission File             (IRS Employer
of Incorporation)                    Number)                Identification No.)


        7777 Glades Road, Suite 214
           Boca Raton, Florida                                 33434
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          (Address of Principal                              (Zip Code)
            Executive Offices)




                                 (561) 994-0511
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              (Registrant's Telephone Number, Including Area Code)



                       50 Kulick Road, Fairfield, NJ 07004
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 4.           Changes in Registrant's Certifying Accountant.

                  Daltex Medical Sciences, Inc. (the "Company") dismissed KPMG Peat Marwick LLP ("KPMG") on February 20, 1998 due to the change in location of the Company's corporate offices. This dismissal was approved by the Board of Directors. KPMG's dismissal was amicable. The report of KPMG on the Company's financial statements for the fiscal years ended July 31, 1995 and July 31, 1996 included an explanatory paragraph which stated that the Company's recurring losses and working capital and total shareholders' deficits raised substantial doubt about the Company's ability to continue as a going concern and precluded the expression of an opinion on the Company's financial statements for the fiscal years ended July 31, 1995 and July 31, 1996. The Annual Report on Form 10-K for the fiscal year ended July 31, 1997 has not yet been filed. There have not been any disagreements or "reportable events" (within the meaning of Rule 304(a)(1)(v) promulgated under the Securities Act of 1933, as amended, between KPMG and the Company regarding the subject matter of their reports.

                  The Company engaged the accounting firm of Margolies, Fink and Wichrowski ("M,F&W") of Boca Raton, Florida immediately following the dismissal of KPMG. The Company had not consulted M,F&W on any accounting or financial issues prior to their engagement.

                                       2
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DALTEX MEDICAL SCIENCES, INC.
                                                         (Registrant)


                                             /s/ Bruce Hausman
                                             ----------------------------------
Date:  March 6, 1998                         By: Bruce Hausman
                                             Title: President and Chief
                                                    Executive Officer